Exhibit 2

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708	ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

1.	Name of Corporation:	BTMC, INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Capitol Document Services, Inc.

Name

202 S. Minnesota Street                                                  Carson City, NEVADA                                     89703

Physical Street Address                                                                      City                                              Zip Code

____________________________________________________________,             _________,             _______________

Additional Mailing Address                                                                 City                     State               Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares 40,000,000 Common $0.001 Number of shares with par value: 10,000,000 Preferred Par Value: $0.001 without par value: None
4.	Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of ___________ members whose names and addresses are as follows:

1.    Larry N. Lunan

        Name

        2344 Woodridge Avenue                                                      Kingsport,     TN                             37664

Street Address                                                                                  City,             State                         Zip Code

2.    Susan Lunan

        Name

        2344 Woodridge Avenue                                                      Kingsport,     TN                             37664

Street Address                                                                                  City,             State                         Zip Code

3.    Roger Warren

        Name

        17130 Redhill Avenue                                                             Irvine,             CA                         92714

Street Address                                                                                  City,             State                         Zip Code

4.

        Name

Street Address                                                                                  City,             State                         Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6.	Other Matters: (see instructions)	Number of additional pages attached: ______________
7.	Names, Addresses and Signatures of Incorporators: (attach additional pages if there are more than 2 incorporators).	Michelle Ellis /s/ Michelle Ellis Name Signature 202 S. Minnesota Street, Carson City NV 89703 Street Address City, State Zip Code Name Signature Street Address City, State Zip Code
8.	Certificate of Acceptance of Appointment of Resident Agent:

I, Capitol Document Services, Inc. hereby accept appointment as Resident Agent for the above named corporation.

/s/     Michelle Ellis                                                                                                                                    6-1-00

Authorized Signature of R. A. or On Behalf of R. A. Company                                                              Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form CORPART1999.01

Revised on: 08/20/01

ARTICLES OF INCORPORATION

OF

BTMC, INC.

FIRST: The name of the corporation is BTMC, Inc.

SECOND: Its registered office in the State of Nevada is located at 202 S. Minnesota Street, Carson City, Nevada. The name of its Registered Agent at that address is Capitol Document Services, Inc.

THIRD: The total number of shares which the corporation is authorized to issue is Fifty Million Shares (50,000,000), each of such shares shall have a par value of One Cent ($0.01).

FOURTH: The governing Board of this Corporation shall be known as Directors and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation.

The names and addresses of the first Board of Directors, which shall be three (3) in number, are as follows:

NAME	ADDRESS
Larry N. Lunan	2344 Woodridge Avenue
Kingsport, TN 37664

Susan Lunan	2344 Woodridge Avenue
Kingsport, TN 37664

Roger Warren	17130 Redhill Avenue
Irvine, CA 92714

FIFTH: The name and address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	ADDRESS
Michelle Ellis	202 S. Minnesota Street
Carson City, NV 89703

SIXTH: The purposes of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

SEVENTH: To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an Officer or Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages due to breach of fiduciary duty as such Officer or Director.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand this 1st day of June, 2000.

/s/ Michelle Ellis
Michelle Ellis, Sole Incorporator

STATE OF

COUNTY OF

On this 1st day of June 2000, before me,                                                      , a Notary Public, personally appeared Michelle Ellis, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed this instrument.

WITNESS my hand and official seal.

(Notarial Seal)

/S/
Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

I,                                                            , hereby accept the appointment as Resident Agent of the above-named corporation.

/S/
Resident Agent

By: , Esq.	Date: 6/1/00